EXHIBIT 4(a)



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                        SUPPLEMENTAL INDENTURE NO. 3

                                  BETWEEN

                           McDONALD'S CORPORATION

                                    AND

                         FIRST UNION NATIONAL BANK
                                  Trustee

                             ------------------

                       Dated as of September 24, 1997

                             ------------------

           SUPPLEMENTAL TO SUBORDINATED DEBT SECURITIES INDENTURE
                        DATED AS OF OCTOBER 18, 1996

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

                           McDONALD'S CORPORATION
                        SUPPLEMENTAL INDENTURE NO. 3
                       Dated as of September 24, 1997
    Series of 7.31% Subordinated Deferrable Interest Debentures due 2027
                                $150,000,000


       Supplemental Indenture No. 3, dated as of September 24, 1997, between McDONALD'S CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and FIRST UNION NATIONAL BANK, a national banking association, authorized to accept and execute trusts
  (hereinafter sometimes referred to as the "Trustee"),


                           W I T N E S S E T H :

       WHEREAS, The Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture dated as of October 18, 1996 (the "Indenture").

       WHEREAS, Section 10.01 of the Indenture provides for the Company, when authorized by the Board of Directors, and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of any series of Debt Securities as permitted by Sections 2.01 and
  2.02 of the Indenture.

       WHEREAS, Sections 2.01 and 2.02 of the Indenture provide for Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

       NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such series of Debt Securities, as follows:

                                ARTICLE ONE
                    RELATION TO INDENTURE; DEFINITIONS.

       SECTION 1.01. This Supplemental Indenture No. 3 constitutes an integral part of the Indenture.

       SECTION 1.02.  For all purposes of this Supplemental Indenture:

       (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

       (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 3; and

       (3) The terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Supplemental Indenture.

                                ARTICLE TWO
                       THE SERIES OF DEBT SECURITIES.

       SECTION 2.01. There shall be a series of Debt Securities designated the "7.31% Subordinated Deferrable Interest Debentures due 2027" (the "Debentures"). The Debentures shall be limited to
  $150,000,000 aggregate principal amount.

       SECTION 2.02. The principal amount of the Debentures shall be payable on September 15, 2027.

       SECTION 2.03. The Debentures will be represented by a global security (the "Global Security"). The Global Security will be executed by the Company, authenticated by the Trustee and deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, the Debentures will not be issuable in definitive form.

       Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of a beneficial interest in the Global Security will be shown on, and the transfer of that beneficial interest will only be effected through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants).

       So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debentures represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Debentures represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debentures in definitive form and will not be considered the owners or Holders thereof under the Indenture.

       Principal and interest payments on Debentures represented by the Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security.

       If the Depositary notifies the Company that it is at any time unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible to continue as Depositary, the Company shall appoint a successor Depositary with respect to the Debentures. If a successor Depositary for the Debentures is not appointed by the Company within 90 days from the date the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee will authenticate and deliver, Debentures in definitive form in exchange for the entire Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debentures represented by the Global Security and, in such event, the Company will execute, and the Trustee will authenticate and deliver, Debentures in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Debentures represented by the Global Security equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Debentures so issued in definitive form will be issued as registered Debentures in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

       Upon the exchange of a Global Security for individual Debentures, such Global Security shall be cancelled by the Trustee. Individual Debentures issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to, or in accordance with the instructions of the persons in whose name such Debentures are so registered.

       Unless and until it is exchanged in whole or in part for the individual Debentures represented thereby, a Global Security representing all or a portion of the Debentures may not be transferred except as a whole by the Depositary for the Debentures to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary for the Debentures or a nominee of such successor Depositary.

       SECTION 2.04. The Debentures shall bear interest at the rate of 7.31% per annum, payable semi-annually, in arrears, on March 15 and September 15 of each year, commencing March 15, 1998 (each, an "Interest Payment Date"). The Debentures shall be dated the date of authentication and interest shall be payable on the principal represented thereby from the later of September 24, 1997, or the most recent Interest Payment Date to which interest has been paid or duly provided for. If any date on which interest is payable is not a business day, the payment of interest due on such date may be made on the next succeeding business day (and without any interest or other payment in respect of such delay).

       The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holder in whose name any Debenture is registered in the Debt Security register at the close of business on the March 1 or September 1 (whether or not a business day) next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest payable on redemption or maturity will be payable to the person to whom the principal is paid.

       The Company shall have the right at any time during the term of the Debentures, prior to an Interest Payment Date, so long as the Company is not in default in the payment of interest on the Debentures, to extend the interest payment period for an Extension Period (as defined below). Except as provided in the next succeeding sentence, no interest shall be due and payable during an Extension Period, but on the Interest Payment Date occurring at the end of each Extension Period the Company shall pay to the Holders of record on the Record Date for such Interest Payment Date (regardless of who the Holders of record may have been on other dates during the Extension Period) all interest then accrued but unpaid on the Debentures, together with interest thereon, compounded semi-annually, at the rate of 7.31% per annum, to the extent permitted by law; provided that during any such Extension Period, the Company shall not declare or pay any dividend on, or repurchase, redeem or otherwise acquire any of its capital stock, as set forth in this Section 2.04. Prior to the termination of any Extension Period, the Company may (a) on any Interest Payment Date pay all or any portion of the interest accrued on the Debentures as provided herein to Holders of record on the Regular Record Date for such Interest Payment Date or (b) from time to time further extend the interest payment period as provided in the last sentence of this paragraph, provided that any such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual interest payment periods from the last date to which interest on the Debentures was paid in full. If the Company shall elect to pay all of the interest accrued on the Debentures on an Interest Payment Date during an Extension Period, such Extension Period shall automatically terminate on such Interest Payment Date.
  Upon the termination of any Extension Period and the payment of all amounts of interest then due, the Company may commence a new Extension Period, subject to the above requirements. The Company shall cause the Trustee to give prior notice, by public announcement given in accordance with New York Stock Exchange rules (or the rules of any other applicable self-regulatory organization) and by mail, first class postage prepaid, to each Holder of Debentures at his address as it appears in the Debt Security register, of

       (x) the Company's election to initiate an Extension Period and the duration thereof,

       (y) the Company's election to extend any Extension Period beyond the Interest Payment Date on which such Extension Period is then scheduled to terminate, and the duration of such extension, and

       (z) the Company's election to make a full or partial payment of interest accrued on the Debentures of any Interest Payment Date during any Extension Period and the amount of such payment.

  In no event shall notice be given less than five Business Days prior to the March 1 or September 1 next preceding the applicable Interest Payment Date.

       The term "Extension Period" means the period from and including the Interest Payment Date next following the date of any notice of extension of the interest payment period on the Debentures given pursuant to the last sentence of the preceding paragraph (or, in the case of any further extension of the interest payment period pursuant to the third sentence of the preceding paragraph before the payment in full of all accrued but unpaid interest on the Debentures, the Interest Payment Date to which interest was paid in full) to but excluding the Interest Payment Date to which payment of interest on the Debentures is so extended, after giving affect to any further extensions of the interest payment period on the Debentures pursuant to the third sentence of the preceding paragraph; provided that no Extension Period shall exceed 10 consecutive semi-annual interest payment periods from the last date to which interest on the Debentures was paid in full; and provided, further, that any Extension Period shall end on an Interest Payment Date. Notwithstanding the foregoing, in no event shall any Extension Period exceed September 15, 2027.

       Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause
  (1) and Clause (2) below:

       (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section provided. Thereupon the Trustee shall fix a Special Record Date ("Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first class postage prepaid, to each Holder of Debentures at his address as it appears in the Debt Security register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an authorized newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

       (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

       The Company covenants and agrees that, if at any time it has failed to make any payment of interest or principal on the Debentures when due (after giving effect to any grace period for payment thereof as provided in Section 6.01 of the Indenture), or the Company exercises its option to extend the interest payment period as provided for above, the Company will not, until all Defaulted Interest or accrued but unpaid interest, if the Company exercises its option to extend the interest payment period on the Debentures and all principal, if any, then due and payable on the Debentures shall have been paid in full, (a) declare, set aside, or pay any dividend or distribution on any capital stock of the Company (except for dividends or distributions in shares of its capital stock or rights to acquire shares of its capital stock); or (b) repurchase, redeem, or otherwise acquire any shares of its capital stock (except: (i) by conversion into or exchange for shares of its capital stock; or (ii) for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of any employee incentive plan or benefit plan of the Company or any of its affiliates).

       Subject to the foregoing provisions of this Section, each Debenture delivered under this Supplemental Indenture No. 3 upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued but unpaid, and to accrue, which were carried by such other Debenture.

       SECTION 2.05. The Place of Payment for the Debentures shall be both the City of New York, New York, and the City of Charlotte, North Carolina. The Trustee shall be the paying agent for the Debentures.

       SECTION 2.06. The Debentures may, at the option of the Company, be redeemed (i) in whole or from time to time in part, on at least 30 days' and not more than 60 days' notice, at any time on or after September 15, 2007, at a redemption price equal to 100% of the principal amount of the Debentures redeemed, together with accrued but unpaid interest to the date of redemption or (ii) in whole but not in part, on at least 30 days' and not more than 60 days' notice at any time upon the occurrence of a Tax Event, at a redemption price equal to the Make-Whole Amount for the Debentures together with accrued but unpaid interest to the date of redemption.

       The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of the Debentures and (ii) the sum of the present value of the principal amount of the Debentures discounted from September 15, 2007 to the date of redemption, together with the present values of scheduled payments of interest for the period from the date of redemption to September 15, 2007 (the "Remaining Life"), discounted from September 15, 2007 to the date of redemption. Discounting in each case shall be on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate plus 62.5 basis points.

       "Treasury Rate", as of any date it is calculated, means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant
  Maturities", for the maturity corresponding to the Remaining Life (provided that if all such maturities are either more than three months greater than or more than three months less than the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

       "Comparable Treasury Issue" means with respect to any date of redemption the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after September 15, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

       "Reference Treasury Dealer" means a primary U.S. Government securities dealer in New York City selected by the Trustee after consultation with the Company.

       "Comparable  Treasury  Price" means  (i)  the  average  of   five
  Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such date of redemption.

       The term "Tax Event" means that the Company shall have received an opinion of independent tax counsel (a "Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after September 19,
  1997), in either case after September 19, 1997, there is more than an insubstantial risk that interest payable on the Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

       In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion thereof will be issued in the name of the Holder thereof upon the cancellation hereof.

       SECTION 2.07. The Debentures may be issued in denominations of $1,000 and any integral multiples thereof.

       SECTION 2.08. The Debentures shall be in the form attached as Exhibit A hereto.

                               ARTICLE THREE
                               MISCELLANEOUS.

       SECTION 3.01. The recitals of fact herein and in the Debentures shall be taken as statements of the Company and shall not be construed as made by the Trustee.

       SECTION 3.02. This Supplemental Indenture No. 3 shall be construed in connection with and as a part of the Indenture.

       SECTION 3.03. (a) If any provision of this Supplemental Indenture No. 3 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Supplemental Indenture No. 3) by any of the provisions of Sections 310 to 317, inclusive, of said Trust Indenture Act, such required provisions shall control.

       (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 3 or in the Debentures issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

       SECTION 3.04. Whenever in this Supplemental Indenture No. 3 either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 3 contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

       SECTION 3.05. (a) This Supplemental Indenture No. 3 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

       (b) The descriptive headings of the several Articles of this Supplemental Indenture No. 3 were formulated, used and inserted in this Supplemental Indenture No. 3 for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       IN WITNESS WHEREOF, McDONALD'S CORPORATION has caused this Supplemental Indenture No. 3 to be signed, acknowledged and delivered by its President, Executive Vice President and Chief Financial Officer or Senior Vice President and Treasurer and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or Assistant Secretary, and FIRST UNION NATIONAL BANK, as Trustee, has caused this Supplemental Indenture No. 3 to be signed, acknowledged and delivered by one of its Vice Presidents, and its seal to be affixed hereunto and the same to be attested by one of its Authorized Officers, all as of the day and year first written above.

                                McDONALD'S CORPORATION

  [CORPORATE SEAL]
                                By: /s/ Carleton D. Pearl
                                    -----------------------------------
                                    Senior Vice President and Treasurer

  Attest:


  /s/ Gloria Santona
  ------------------------
  Secretary


                                FIRST UNION NATIONAL BANK, as Trustee

  [CORPORATE SEAL]
                                By: /s/ John H. Clapham
                                    -----------------------------------
                                    Vice President


  Attest:

  /s/ Ralph E. Jones
  -----------------------
  Authorized Officer

  STATE OF ILLINOIS
                        SS:
  COUNTY OF DuPAGE


       On the 24th day of September, in the year one thousand nine hundred ninety seven, before me appeared Carleton D. Pearl to me personally known, who being by me duly sworn, did say that he resides at McDonald's Corporation, that he is Senior Vice President and Treasurer of McDONALD'S CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                /s/ Mary O. Velazquez
                                -------------------------------
                                Notary Public




  COMMONWEALTH OF PENNSYLVANIA
                      SS:
  COUNTY OF PHILADELPHIA



       On the 23rd day of September, in the year one thousand nine hundred ninety seven, before me appeared John H. Clapham to me personally known, who, being by me duly sworn, did say that he resides at 1052 Signal Hill, Berwyn, PA, that he is Vice President of FIRST UNION NATIONAL BANK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                /s/ Aida B. Dales
                                -------------------------------
                                Notary Public